UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 9, 2018 (July 9, 2018)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 870-2601

(Former name or former address, if changed since last report):  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

ITEM 1.01. Entry into a Material Definitive Agreement.

On July 9, 2018, Range Resources Corporation (the “Company”) entered into a voting support and nomination agreement (the “Agreement”) with SailingStone Capital Partners LLC and SailingStone Holdings LLC (collectively, the “SailingStone Parties”), which together own approximately 17% of the Company’s common stock.

Under the terms of the Agreement, the Company will appoint, as promptly as reasonably practicable, two new independent directors to the Company’s Board of Directors (the “Board”) who are to be mutually agreed upon by the Company and the SailingStone Parties.  The two new members are expected to stand for election at the Company’s 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”) and at the Company’s 2020 Annual Meeting of Stockholders.  The size of the Board will be limited to a maximum of nine directors after the 2019 Annual Meeting.  The Company will also separate the roles of Chairman and CEO.

The Agreement contains various other terms and provisions, including customary standstill provisions and voting commitments entered into by the SailingStone Parties.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

ITEM 8.01 Other Events.

In addition, on July 9, 2018, the Company issued a press release announcing the adoption of certain initiatives by the Company’s Board relating to corporate governance.  A copy of the press release is attached as Exhibit 99.1.

1)

After the announced departures of two directors, one of which is effective September 30, 2018, and the addition of two new independent directors (as described above), the Board will be comprised of 10 directors, nine of whom are independent;

2)	Effective immediately, the Board has appointed Greg G. Maxwell, an independent director, to the position of Chairman of the Board; and
3)	The Company will initiate an external search for an Executive Vice President to supplement and strengthen the management team.

              In connection with the chairmanship appointment, Mr. Maxwell was granted 7,030 shares of restricted stock which is immediately vested and he will receive an annual cash retainer of $255,000 for his service as Chairman of the Board.

ITEM 9.01 Financial Statements and Exhibits.

10.1  Voting Support and Nomination Agreement, dated as of July 9, 2018, by and among Range Resources Corporation, SailingStone Capital Partners LLC and SailingStone Holdings LLC.

99.1  Press release dated July 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ David P. Poole
David P. Poole,
Senior Vice President-
General Counsel and Corporate Secretary

Date:  July 9, 2018